UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 9, 2018

TRIBUNE PUBLISHING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

160 N. Stetson Avenue

Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

312-222-9100

(Registrant’s Telephone Number, Including Area Code)

tronc, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, the Board of Directors of Tribune Publishing Company, formerly tronc, Inc. (the “Company”), approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to change the name of the Company to “Tribune Publishing Company.” On October 9, 2018 the Company filed a Certificate of Amendment with the Secretary of State of the State of Delaware and the name change became effective on that date.  The Board of Directors also approved a restatement of the Company’s Amended and Restated By-Laws to reflect the name change effective October 9, 2018.

No other changes were made to the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws in connection with the name change.

The Company’s common stock, which trades on The Nasdaq Global Select Market, ceased trading under the ticker symbol “TRNC” at the close of the market on October 9, 2018, and will commence trading under the ticker symbol “TPCO” on the morning of October 10, 2018.

Copies of the Certificate of Amendment to Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, as restated, are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation

3.2	Amended and Restated By-laws, as restated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: October 9, 2018	By:	/s/ Justin Dearborn
	Name:	Justin Dearborn
	Title:	Chief Executive Officer